UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      November 27, 2013

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

In November and December 2013, AdCare Health Systems, Inc. (the “Company”) issued to holders of the Company’s subordinated convertible promissory notes dated October 26, 2010 (the “2010 Notes”), an aggregate of 218,728 shares of the Company’s common stock, no par value (the “Common Stock”) upon conversion of $800,000 of the aggregate principal amount and $15,844 in interest amount thereof. Specifically, the Company issued the following amounts of shares of Common Stock to holders of the 2010 Notes on the following dates: (i) November 27, 2013, an aggregate amount of 136,402 shares; and (ii) December 16, 2013, an aggregate amount of 82,326 shares. The conversion price was $3.73 per share of Common Stock. The 2010 Notes were issued, and the shares of Common Stock issued upon conversion thereof were issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Company relied upon such exemption based upon representations made by each such holder regarding, among other things, the holder’s status as an accredited investor (as such term is defined under the Securities Act).

Item 8.01    Other Events.
On December 19, 2013, the Company filed with the Secretary of State of the State of Georgia (the “Secretary of State”) Articles of Correction to correct certain typographical errors in the Company’s Articles of Incorporation filed with the Secretary of State on December 12, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Articles of Correction to Articles of Incorporation of AdCare Health Systems, Inc., filed with the Secretary of State of the State of Georgia on December 19, 2013.

3.2	Articles of Incorporation of AdCare Health Systems, Inc., filed with the Secretary of State of the State of Georgia on December 12, 2013.

3.3	Bylaws of AdCare Health Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

EXHIBIT INDEX

3.1	Articles of Correction to Articles of Incorporation of AdCare Health Systems, Inc., filed with the Secretary of State of the State of Georgia on December 19, 2013.

3.2	Articles of Incorporation of AdCare Health Systems, Inc., filed with the Secretary of State of the State of Georgia on December 12, 2013.

3.3	Bylaws of AdCare Health Systems, Inc.